Exhibit 10.11A

CONSULTING AGREEMENT
By and Between
Avalon Pharmaceuticals, Inc. and William A. Scott, Ph.D.

     THIS CONSULTING AGREEMENT (the “Agreement”), is made as of this    4th    day of    August    2004 (the “Effective Date”), by Avalon Pharmaceuticals, Inc., a Delaware corporation, with its principal place of business at 20358 Seneca Meadows Parkway, Germantown, MD 20876 (“Company” or “the Company”) and William A. Scott, Ph.D., with an address of 1021 Creamery Road, Newtown, PA 18940 (the “Consultant”), and supersedes the February 28, 2003 Consulting Agreement between Company and Consultant.

     1.   Definitions. As used in this Agreement, the following terms shall have the following meanings:

          1.1.    “Consultancy” means the current or anticipated or subsequent retention of Consultant by the Company as a full-time Consultant, a part-time Consultant, or otherwise, or any other period during which Consultant receives compensation from the Company in any capacity.

          1.2.    “Intellectual Property” means any Invention, writing, trade name, trademark, service mark or any other material registered or otherwise protected or protectible under state, federal or foreign patent, trademark, copyright or similar laws.

          1.3.    “Inventions” include ideas, discoveries, inventions, developments and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

          1.4.    “Proprietary Information” includes any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that the Company treats, or is obligated to treat, as confidential or proprietary, including, but not limited to, Inventions belonging to the Company and confidential information obtained by or given to the Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

     2.   Consulting Services.

          2.1    The Company hereby retains the Consultant, and the Consultant hereby agrees, to provide to the Company consulting and technical support services as more specifically described in Exhibit A (“Nature of Services”) or as the parties shall mutually agree. In rendering consulting services hereunder, the Consultant shall act solely as an independent contractor, and this Agreement shall not be construed to create any employee-employer relationship, partnership or agent-principal relationship between the Consultant and the Company.

Consulting Agreement
Avalon and William A, Scott, Ph.D.

          2.2.    In the event that a conflict arises between Consultant’s obligations to third parties and Consultant’s obligations pursuant to this Agreement, Consultant shall notify the Company of such conflict as soon as possible.

     3.   Compensation. In consideration for the Consultant’s services, the Company hereby agrees to pay the Consultant the consideration set forth below in this section 3, plus reasonable and approved expenses, for consulting on the Company’s behalf. Consultant agrees that the compensation provided for in this section constitutes Consultant’s full and exclusive consideration and compensation for all services to be performed by Consultant pursuant to this Agreement.

     The Company will pay Consultant:

     (i) $175 per hour; and

     (ii) 5,000 non-qualified stock options, at the market price as determined by the Board of Directors as of the time the President and CEO decides that the Consultant has met the requirements of Exhibit B.

     Attached as Exhibit B is a schedule setting forth the time periods in which the Consultant’s rights to acquire non-qualified stock options will accrue.

     4.   Freedom to Contract. The Consultant represents and warrants that, to the best of Consultant’s knowledge, execution and performance of this Agreement does not and will not violate, conflict with, or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction, or any adjudication, order, injunction or finding of any kind by any court or agency to which Consultant may be a party or by which Consultant may be bound.

     5.   Termination.

          5.1    This Agreement shall become effective on the Effective Date hereof and shall have a term of twelve (12) months, but either party may terminate it for any reason on seven (7) days’ written notice. In the event of termination, Consultant shall be entitled only to the compensation owing to Consultant at the time termination occurred.

          5.2.    Notwithstanding any other provision of this Agreement, the following provisions of this Agreement shall survive termination or expiration of this Agreement indefinitely: sections 1, 3, 5, 6, 7, 8, 10, 11, 12, 14, 15 and 16, and any other provisions of this Agreement which by their nature are intended to survive. The provisions of this paragraph shall apply regardless of which party terminated the Agreement or the reason(s) for termination or expiration.

Consulting Agreement
 Avalon and William A. Scott, Ph.D.

     6.   Confidentiality.

          6.1.    Consultant shall at all times, both during and after any termination of Consultant’s Consultancy by either the Company or Consultant, maintain in confidence and not utilize the Proprietary Information or the Intellectual Property of the Company, and/or technology or proprietary information of others under confidential evaluation by the Company except in performing services for the Company pursuant to his Consultancy. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or Intellectual Property to any third party (except when duly and specifically authorized in writing to do so for purpose of furthering the business of the Company), and refraining from using such Proprietary Information or Intellectual Property for the account of Consultant or for any other person or business entity. Consultant will not file patents based on the Company’s technology, Proprietary Information or Intellectual Property, nor seek to make improvements thereon, without the Company’s written approval. Consultant agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of Consultancy to the Company, to return to the Company any and all documentary, machine-readable or other elements of evidence of such Proprietary Information, Intellectual Property, and any copies of either that may be in Consultant’s possession or under Consultant’s control.

          6.2.    Consultant further agrees that if at any time Consultant is uncertain whether information is considered as confidential or Proprietary Information, or Consultant is uncertain whether any material or property is considered an Invention, Consultant will presume it to be confidential and Proprietary Information or an Invention belonging to the Company, as the case may be, and Consultant will treat it as confidential and Proprietary Information or an Invention belonging to the Company. If Consultant desires, Consultant may submit a written request for clarification to the President of the Company, and, until receiving a written response shall act in the same manner as prior to its submission.

     7.   Ownership of Inventions, Proprietary Information and Intellectual Property.

          7.1.    Consultant acknowledges that the Company has developed and will develop its Proprietary Information and Intellectual Property over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property are integral to the goodwill of the Company. During the course of Consultancy to the Company, Consultant may develop or become aware of Company Proprietary Information and/or Intellectual Property. Protection of the Company’s Proprietary Information and Intellectual Property is necessary to the conduct of the Company’s business, and the Company is and shall at all times remain the sole owner of the Company’s Proprietary Information and Intellectual Property.

Consulting Agreement
Avalon and William A. Scott, Ph.D.

          7.2.    In connection with Consultant’s Consultancy to the Company, or by use of the resources of the Company, whether or not Consultant is then retained by the Company, Consultant may produce, develop, create, invent, conceive or reduce to practice Inventions and Intellectual Property related to the business of the Company. Consultant shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property. Consultant agrees that all such Inventions and Intellectual Property are and shall be the exclusive property of the Company, and that the Company may use or pursue them without restriction or additional compensation. Consultant: (i) hereby irrevocably assigns, sets over and transfers to the Company Consultant’s full and exclusive right, title and interest in and to such Inventions and Intellectual Property; (ii) agrees that Consultant and Consultant’s agents shall, during and after the period Consultant is retained by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of the Company (but only at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual Property; and (iii) shall, upon leaving the Company, provide to the Company in writing a full, signed statement of all Inventions and Intellectual Property in which Consultant participated prior to termination of Consultant’s Consultancy to the Company. Consultant hereby designates the Company as Consultant’s agent, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purposes of effecting the foregoing assignments from the Consultant to the Company.

     8.   Technical Records. Upon termination or expiration of Consultancy, or at any other time at the Company’s request, Consultant agrees to deliver promptly to the Company all drawings, blueprints, manuals, letters, notes, notebooks, reports, sketches, formulae, computer programs and similar materials, and all copies thereof and such other confidential information relating in any way to the Company’s business and in any way obtained by Consultant during the period of Consultancy with the Company which are in Consultant’s possession or under Consultant’s control except Consultant may keep one copy of all documents for Consultant’s files (which copy shall be subject to the confidentiality and non-use requirements set out in this Agreement). Consultant further agrees that Consultant will not make or retain any copies of or make further use of any of the foregoing, either directly or indirectly. Consultant will so represent to the Company in writing upon termination or expiration of his Consultancy.

     9.   Non-Solicitation. Consultant shall not during the term of Consultancy or at any time during the two (2) years following termination of Consultancy solicit any person who is employed by or a consultant to the Company or any affiliate or subsidiary of the Company either during Consultant’s period of Consultancy or during such two (2) year period, to terminate such person’s employment by or consultancy to the Company, such affiliate or subsidiary. As used herein the term “solicit” shall mean requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person’s employment by or consultancy to the Company, affiliate or subsidiary.

Consulting Agreement
 Avalon and William A, Scott, Ph.D.

     10.   Remedies. In the event of any breach by Consultant of any of the provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by Consultant of all costs incurred by the Company in enforcement against Consultant of the provisions of this Agreement, including reasonable attorneys’ fees.

     11.   Dispute Resolution. In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the parties shall use their best efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of 60 days, then, upon notice by either party to the other, all disputes, claims, questions or differences shall be finally settled by binding arbitration administered by the American Arbitration Association in Germantown, Maryland in accordance with the provisions of its Commercial Arbitration Rules. The arbitrator shall have the authority to award equitable or injunctive relief in addition to any remedies available at law. The parties further agree that a judgment of any court having jurisdiction may be entered upon the award rendered by the arbitrator(s). Without limiting the foregoing or in any way prejudicing their right to arbitration, either party may seek injunctive relief in any court having jurisdiction for the purpose of enjoining the other party from breaching this Agreement until any disputes, claims, questions or disagreements can be resolved through arbitration,

     12.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to its conflict of laws principles.

     13.   Taxes. Consultant shall pay, when and as due, any and all taxes incurred as a result of Consultant’s compensation hereunder, including estimated taxes, and if required by the Company, agrees to provide the Company with proof of said payment.

     14.   Notices. Any notice required or permitted to be given under this Agreement shall be deemed delivered when given by registered or certified mail addressed to the party to whom such notice is given at the address of such party hereinafter set forth or at such address as such party may provide to the other in writing from time to time.

If to the Company, to:	If to the Consultant, to:
Kenneth C. Carter, Ph.D. President & CEO Avalon Pharmaceuticals, Inc. 20358 Seneca Meadows Parkway Germantown, MD 20876	William A. Scott, Ph.D. 1021 Creamery Road Newtown, PA 18940

Consulting Agreement
Avalon and William A. Scott, Ph.D.

    15.   General Provisions.

          15.1.    No General Waiver. None of the provisions of this Agreement shall be considered waived by any party unless such waiver is given in writing to the other party. The failure of a party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights by said party.

          15.2.    Severability. If any provision of this Agreement shall be found to be invalid, inoperative or unenforceable in law or equity, such finding shall not affect the validity of any other provisions of this Agreement, which shall be construed, reformed and enforced to effect the purposes of this Agreement to the fullest extent permitted by law.

          15.3.    Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon, the successors and assigns of the Company. Consultant shall not be entitled to assign any of Consultant’s rights or obligations under this Agreement.

          15.4.    No Third Party Beneficiary. Any rights created by this Agreement are intended to inure only to the benefit of the parties to this Agreement. This Agreement is not intended to create any rights in any third party.

          15.5.    Amendment. Neither this Agreement nor any term, covenant, condition or other provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          15.6.    Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed by both parties to the Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

          15.7    Force Majeure. Neither party shall be liable for any unforseeable event beyond its reasonable control not caused by the fault nor negligence of such party which causes the party to be unable to perform its obligations under this Agreement, and which such party has been unable to overcome by the exercise of due diligence. Such unforeseeable events include, but are not limited to, flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strikes, labor disputes, failure or sabotage of either party’s facilities or any order or injunction made by a court or public agency.

Consulting Agreement
 Avalon and William A. Scott, Ph.D.

            15.8.    Headings. This Agreement contains headings and sub-headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement.

            15.9.    Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect.

     16.   Retroactive Application of Confidentiality and Intellectual Property Provisions. Without limiting the provisions of section 15.9 herein, the parties agree that the provisions of sections 6 (“Confidentiality”) and 7 (“Ownership of Inventions, Proprietary Information and Intellectual Property”) of this Agreement shall apply retroactively to any consulting or other services performed by Consultant for Company prior to the Effective Date of this Agreement as if such services had been performed during the term of this Agreement. The survivability provisions of section 5.2 herein shall also apply, without limitation, with respect to any obligations created by the retroactive application of sections 6 and 7 herein.

     Agreed and executed under seal as of the date first above written.

COMPANY		CONSULTANT

By:	/s/ Kenneth C. Carter, Ph.D.	/s/ William A. Scott, Ph.D.

	Kenneth C. Carter, Ph.D. President & CEO	William A. Scott, Ph.D.